Exhibit 10.23
INCENTIVE AND NONQUALIFIED STOCK OPTION AGREEMENT
          THIS AGREEMENT, effective as of                     , 2010 by and between FOREST CITY ENTERPRISES, INC., an Ohio corporation of Cleveland, Ohio, (the “Company”) and {Employee Name}, an employee of the Company or a Subsidiary (the “Grantee”). All capitalized terms have the meanings set forth in the Forest City Enterprises, Inc. 1994 Stock Plan (As Amended and Restated as of June 19, 2008) (the “Plan”) unless otherwise specifically provided.
     WHEREAS, the Board of Directors is of the opinion that the interests of the Company and its shareholders will be advanced by affording present and future executives and key employees an opportunity to secure stock ownership in the Company;
     WHEREAS, the execution of an Incentive and Nonqualified Stock Option Agreement substantially in the form hereof has been authorized by a resolution of the Committee duly adopted on                     , 2010; and
     NOW THEREFORE, pursuant to the Plan, and subject to the terms and conditions thereof and the terms and conditions hereinafter set forth, the Company hereby confirms to the Grantee, effective as of                     , 2010 (the “Date of Grant”), the grant of Option Rights to purchase an aggregate of                      Shares. With respect to                      Shares, the Option Rights are intended to constitute an “incentive stock option” (the “Incentive Stock Option Rights”) within the meaning of that term under Section 422 of the Code, and this Agreement shall be construed in a manner that will enable the Incentive Stock Option Rights to be so qualified, and with respect to                      Shares, the Option Rights are intended to constitute a nonqualified stock option (the “Nonqualified Option Rights”) and shall not be treated as an “incentive stock option” within the meaning of Section 422 of the Code.
1.	DEFINITIONS. All capitalized terms have the meanings set forth in the Plan unless otherwise specifically provided. As used in this Agreement, the following term has the following meaning:
     “Disability” means disability as defined in the Company’s Long Term Disability Plan, as amended from time to time.
2.	OPTION PRICE. The Option Price with respect to the Shares covered by the Option Rights shall be $ per Share, the Market Value per Share as of the close of business on the Date of Grant.

3.	OPTION PERIOD; VESTING AND TIME OF EXERCISE OF OPTION RIGHTS. (a) The Option Rights shall continue in effect for a period of 10 years from the Date of Grant, except as such option period may be reduced as hereinafter provided in Section 6 of this Agreement as a result of certain terminations of the employment of the Grantee.
(b)	The Option Rights shall be exercisable cumulatively over the option period only in accordance with the following terms, conditions and provisions:

(i)	Except as otherwise provided in the Plan or this Agreement, the Option Rights shall not be exercisable prior to the second anniversary of the Date of Grant, and upon such day the Option Rights shall automatically become vested and exercisable with respect to 25% of the Option Rights. Thereafter, upon the third anniversary of the Date of Grant, the Grantee may exercise an additional 25% up to 50% of the Option Rights. Upon the fourth anniversary and thereafter until the tenth anniversary of the Date of Grant, the Grantee may exercise an additional 50% up to 100% of the Option Rights. Schedule I, attached hereto, lists the number of Shares as to which the Grantee may exercise the Option Rights upon the second, third and fourth through tenth anniversaries of the ten-year option period.

(ii)	Except as hereinafter provided in Section 6 of this Agreement, no part of the Option Rights may be exercised unless the Grantee is, at the date of such exercise, in the employ of the Company or a Subsidiary, and shall have been continuously so employed since the Date of Grant. Approved absence or leave from the Company, or a Subsidiary, shall not be considered an interruption of employment for the purposes of this Agreement.
4.	METHOD OF EXERCISE. Shares may be purchased pursuant to this Agreement only upon receipt by the Secretary of the Company of notice in writing from the Grantee of his or her intention to purchase, specifying the number of Shares as to which the Grantee desires to exercise the Option Rights, and said notice shall be accompanied by the full amount of the Option Price in the form of: cash, a certified or official bank check, a money order, a cashier’s check, or in Shares that have been owned by the Grantee for at least six months prior to the date of exercise and having a market value at the time of exercise equal to the total Option Price of the Shares subject to such exercise. Such form of written notice is attached hereto. In no event shall the Option Rights be exercisable as to less than 25 Shares at any one time or all of the remaining Shares then subject to the Option Rights, if less than 25.

5.	OPTION RIGHTS CONFERS NO RIGHTS AS COMMON SHAREHOLDER. The Grantee shall not be entitled to any privileges of ownership with respect to Shares subject to the Option Rights, unless and until purchased and delivered upon the exercise of the Option Rights, in whole or in part, and the Grantee becomes a shareholder of record with respect to such delivered Shares. The Grantee shall not be considered a shareholder of the Company with respect to any such Shares not so purchased and delivered.

6.	TERMINATION OF OPTION RIGHTS. (a) In the event the employment of the Grantee with the Company or a Subsidiary, shall terminate under any circumstance other than those specified in Section 6(b), (c) or (d) below, all rights to purchase Shares pursuant to the Option Rights (including rights to purchase Shares thereunder which have accrued but which then remain unexercised) shall forthwith cease and terminate.

(b)	In the event of the termination of the Grantee’s employment because of Disability, the Option Rights may be exercised by the Grantee, to the extent he or she was entitled to do so on the date of termination, but not later than ten years from the Date of Grant.

(c)	If, with the consent of the Committee, the Grantee’s employment shall terminate by reason of Retirement, the Option Rights shall become immediately exercisable by the Grantee on the date of his or her Retirement and shall remain exercisable until ten years from the Date of Grant.

(d)	If the Grantee shall die during his or her employment with the Company or a Subsidiary or during a period of Disability, the Option Rights shall become immediately exercisable if the Grantee was otherwise Retirement eligible and may be exercised by the legal representative of the Grantee, to the extent the Grantee was entitled to exercise the Option Rights at the time of his or her death for a one-year period from the date of death, but not later than ten years from the Date of Grant.

(e)	To the extent that the Option Rights shall not have been exercised within any applicable period specified in Section 6(b), (c) or (d) above, all further rights to purchase Shares pursuant to such Option Rights shall cease and terminate at the expiration of such period.
7.	TRANSFERABILITY. (a) Except as provided in Section 7(b), the Option Rights may not be transferred by the Grantee other than by will or the laws of descent and distribution or pursuant to a domestic relations order. During the Grantee’s lifetime, the Option Rights are exercisable only by the Grantee or, in the case of the Grantee’s legal incapacity, only by his or her guardian or legal representative, provided, however, that if so determined by the Committee, the Grantee may, in a manner designated by the Committee, designate a beneficiary to exercise the rights of the Grantee under the Option Rights upon the death of the Grantee. Absent such a designation, in a case of death, the Option Rights shall be exercisable by the executor, administrator or legal representative of the deceased Grantee.
(b)	The Nonqualified Option Rights only may be transferable by the Grantee, without payment of consideration therefor by the transferee, only to any one or more members of the Grantee’s immediate family; provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Committee and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Grantee. For the purposes of this Section 7, the term “immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant of the Grantee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent of the voting interests.

(c)	Except as permitted by the above, the Option Rights may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of (whether by operation of law or otherwise or be subject to execution, attachment or similar process). Any attempted sale, transfer, assignment, pledge, hypothecation or encumbrance, or other disposition of the Option Rights shall be null and void.
8.	CHANGE IN STOCK CAPITALIZATION. The Committee shall make or provide for such adjustments in the numbers of Shares covered by the Option Rights, in the price per share applicable to such Option Rights and in the kind of shares covered thereby, as the Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of the Grantee that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for the Option Rights such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of the Option Rights so replaced. The Company shall give the Grantee written notice of any change described in this Section 8.

9.	EMPLOYMENT RIGHTS. Nothing contained in the Plan or this Agreement shall confer upon the Grantee any right to be continued in the employment of the Company or any Subsidiary, or interfere in any way with the right of the Company, or such Subsidiary, to terminate his or her employment at any time.

10.	RELATION TO OTHER BENEFITS. Any economic or other benefit to the Grantee under this Agreement will not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and will not affect the amount of any insurance coverage available to any beneficiary under any insurance plan covering employees of the Company or a Subsidiary.

11.	AMENDMENTS TO PLAN AND AGREEMENT. (a) The Committee may, without further action by the shareholders, from time to time, amend, alter, suspend or terminate the Plan, except as otherwise required by applicable law or the rules of the New York Stock Exchange or, if the Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Shares are traded or quoted.
(b)	This Agreement may not be modified orally. Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment will adversely affect the rights of the Grantee with respect to this Option Right without the Grantee’s written consent.
12.	DELIVERING OF SHARES. The Grantee shall give notice of his or her intent to exercise Option Rights, and Shares shall be delivered by the Company after full payment of the Option Price in respect of the Shares delivered, subject to the conditions of Section 4 hereof.

13.	CANCELLATION OF OPTION RIGHTS. The Committee may cancel any unexercised Option Rights if the Grantee, and while having rights to purchase hereunder, engages in any employment or activity which in any way directly or indirectly, diverts or attempts to divert from the Company any business whatsoever, and which in the opinion of the Committee is contrary to the best interests of the Company.

14.	NOTICES. Any notice to be given hereunder by the Grantee shall be sent by certified or registered mail addressed to the Company for the attention of the Chairman of the Board, or the President, at its principal office, Terminal Tower, 50 Public Square, Suite 1100, Cleveland, Ohio 44113-2267, and any notice by the Company to the Grantee shall be sent by certified or registered mail addressed to the Grantee at {Grantee’s Home Address}. Either party may, by notice given to the other in accordance with the provisions of this Section, change the address to which subsequent notices shall be sent.

15.	AGREEMENT SUBJECT TO THE PLAN. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. The Grantee hereby acknowledges receipt of a copy of the Plan.

16.	COMPLIANCE WITH LAW. The Company shall make reasonable efforts to comply with all applicable federal, state and other applicable securities laws with respect to the Option Rights; provided, however, notwithstanding any other provision of this Agreement, the Company will not be obligated to issue any securities pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

17.	SEVERABILITY. In the event that one or more of the provisions of this Agreement are invalidated for any reason by a court of competent jurisdiction, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.

18.	GOVERNING LAW. This Agreement shall be governed by the internal substantive laws of the State of Ohio.

19.	WITHHOLDING TAXES. If the Company shall be required to withhold any federal, state, local or foreign tax in connection with the exercise of the Option Rights, the Grantee shall pay the tax or make provisions that are satisfactory to the Company for the payment thereof. The Grantee may elect, pursuant to procedures established by the Company, to satisfy all or any part of any such withholding obligation by surrendering to the Company a portion of the Shares that are issuable to the Grantee upon the exercise of the Option Rights. If such election is made, the Shares so surrendered by the Grantee shall be credited against any such withholding obligation at their Market Value per Share on the date of such surrender. In no event, however, shall the Company accept Shares for payment of taxes in excess of required tax withholding rates.

20.	MANDATORY NOTICE OF DISQUALIFYING DISPOSITION. Without limiting any other provision hereof, the Grantee hereby agrees that if he or she disposes (whether by sale, exchange, gift, or otherwise) of Shares received from the exercise of any of the Incentive Stock Option Rights within two years of the Date of Grant or within one year of the exercise of such Incentive Stock Option Rights by the Grantee, the Grantee shall notify the Company of such disposition in writing within 30 days from the date of such disposition. Such written notice shall state the principal terms of such disposition and the type and amount of the consideration received for such Incentive Stock Option Rights by the Grantee in connection therewith.

21.	GENERAL. It is understood that wherever masculine pronouns are used in this Agreement, it is intended to include the feminine pronouns as well as the masculine.

22.	ENTIRE AGREEMENT. Subject to Section 15, this Agreement represents the entire agreement between the Company and the Grantee with respect to these Option Rights and supersedes all prior agreements whether in writing or otherwise.

     The undersigned Grantee hereby accepts the award of Option Rights granted pursuant to this Agreement, subject to the terms and conditions of the Plan and the terms and conditions set forth herein.

Name of Grantee

Date:

     Executed in the name and on behalf of the Company at Cleveland, Ohio as of the                      day of            , 2010.

FOREST CITY ENTERPRISES, INC.
By:
	Name:	Charles A. Ratner
	Title:	President and Chief Executive Officer

Exercise of Stock Option
Forest City Enterprises, Inc.
Terminal Tower
50 Public Square, Suite 1100
Cleveland, Ohio 44113-2267
Ladies and Gentlemen:
     The undersigned Grantee hereby exercises the Option Rights granted to him/her pursuant to the Incentive and Nonqualified Stock Option Agreement dated                     , 2010 between Forest City Enterprises, Inc. and the Grantee with respect to                      Shares covered by the Incentive Stock Option Rights and                      Shares covered by the Nonqualified Stock Option Rights; and:
(a)	tenders herewith $ in payment of the Option Price thereof by delivery of . The name and registered address on such certificate should be: (form of payment)

or
(b)	to the extent permitted by law, elects to make a cashless exercise in accordance with Section 6D of the Plan. A copy of this Notice and stock certificates representing the Shares should be delivered to:

.
The Grantee’s social security number is:

Grantee

Dated: